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                                                                   Exhibit 10.21
                   ASSIGNMENT OF LEASE AND SUBLEASE AGREEMENT

     THIS AGREEMENT is made and entered into this ____ day of September 2000, by and among Malcolm Pirnie, Inc., a New York corporation (hereinafter referred to as the "Assignor"), having an office at 104 Corporate Park Drive, White Plains, NY 10602, and Novadigm, Inc., a Delaware corporation (hereinafter referred to as the "Assignee"), having an office at One International Boulevard, Suite 200, Mahwah, New Jersey 07495 and Crossroads Developers Associates, LLC successor to J.D. Construction Corp., Debtor in Possession, (hereinafter referred to as "Landlord"), having an address at 820 Morris Turnpike, Short Hills, New Jersey 07078.

                                  WITNESSETH:

     WHEREAS, Landlord and Assignor, as Tenant, entered into a lease dated June 13, 1991 (hereinafter referred to as the "Lease") for the premises located at One International Boulevard, Fifth Floor, Mahwah, New Jersey as shown on the floor plan attached thereto Exhibit "B-1" (hereinafter referred to as the "Premises"). A copy of the Lease is attached hereto as Exhibit A; and

     WHEREAS, Assignor desires to assign all its right, title and interest in the Lease to Assignee, Assignee desires to accept such assignment and Landlord desires to consent to such Assignment and release Assignor from further obligations under the Lease; and

     WHEREAS, Assignee desires to sublet to Assignor a portion of the Premises currently occupied by Assignor (the "Sublease Premises"), Assignor desires to sublet the Sublease Premises from Assignee and Landlord desires to consent to such Sublease.

     NOW THEREFORE, in consideration of the mutual premises herein contained, Assignor, Assignee and Landlord agree as follows:

     1. Assignor hereby assigns and transfers all its right, title and interest in the Lease (including any rights under the sublease (the "Sublease") with ProMotion Slides, Inc.) to Assignee to have and to hold the same from the date of full execution and delivery of this Agreement (the "Effective Date" for all the rest of the term of the Lease and extensions thereof, subject to all the terms, covenants, conditions and provisions therein contained.

     2. Assignee accepts the Assignment and assumes and agrees to perform in a direct obligation to Landlord, as of the Effective Date, all of the terms, covenants, conditions and provisions of the Lease, as though the Assignee were the original signatory to the Lease.

     3. Landlord hereby consents to this Assignment of Lease by Assignor to Assignee and hereby releases Assignor from all liability and obligation accruing as of the Effective Date and thereafter under the Lease.

     4. Assignee hereby subleases to Assignor, and Assignor hereby subleases from Assignee, the Sublease Premises for a term commencing on the Effective Date and ending on April 30, 2001 on all the same terms and conditions of the Lease, Assignee being substituted for "Landlord" therein and Assignor being substituted
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     for "Tenant" therein and Sublease Premises being substituted for "Premises"
     therein except that the base rental payable under this Sublease shall be $54,228.33 per month. Assignor shall have the right to terminate this Sublease upon fourteen (14) days written notice to Assignee. Landlord hereby consents to this Sublease of the Sublease Premises. Within 20 days of the Effective Date, Assignor shall deliver to Assignee all security deposit in the amount of $7,313 held by Assignor under the Sublease. Assignor represents that there are currently no defaults under the Sublease.

5. Landlord hereby agrees to provide Assignor written notice of any default by Assignee under the Lease. Landlord and Assignee hereby agree that upon receipt of such notice Assignor shall thereafter pay to Landlord all sums due by Assignor under the Sublease to Landlord. Upon such payment by Assignor, the Sublease shall remain in full force and effect and possession of the Sublease Premises by Assignor shall not be disturbed by either Landlord or Assignee.

6. Any and all notices permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice and shall be delivered personally, or sent by a nationally recognized overnight courier service, or sent by registered or certified mail to the appropriate party at the address set forth hereinabove, or at such other address as may be supplied in writing from time to time by such party. The date of personal delivery or, if sent by overnight courier, then the date of delivery as evidenced by the courier's receipt, or if mailed, then the date of delivery or the date said addressee refuses such delivery, shall be the effective date of such notice.

7. This Agreement contains the complete agreement of the parties. None of the parties has made any representations or promises, except as contained herein or in the attached Estoppel Certificates, or in some further writings, signed by the party making such representation or promise.

8. This Agreement may be executed in multiple copies, any one of which may be considered and used as an original.

9. This Agreement shall be governed by and construed under the laws of the State of New Jersey.

10. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the parties hereto and their successors and assigns.

11. Notwithstanding any term or provision contained herein, the Assignee's obligations hereunder shall be expressly subject to satisfaction of the following conditions as of the Effective Date:

          (i) Landlord shall deliver to the Assignee the original duly executed Landlord Estoppel Certificate substantially in the form attached as Exhibit C; and

          (ii) Assignor shall deliver to the Assignee the original duly executed Tenant Estoppel Certificate substantially in the form attached hereto as Exhibit D.

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      IN WITNESS WHEREOF, Assignor, Assignee and Landlord have executed the instrument the date first above written.

ASSIGNOR: Malcolm Pirnie, Inc.

By: /s/ WILLIAM P. KRACKEL
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Name: William P. Krackel
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Title: Vice President
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ASSIGNEE: Novadigm, Inc.

By: /s/ THOMAS V. HARMON
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Name: Thomas V. Harmon
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Title: Vice President -- Product Services
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LANDLORD: Crossroads Developers Associates, LLC

By: /s/ ZIGGI WILF
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Name: Ziggi Wilf
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Title: Managing Member
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